UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2009

universAL CITY DEVELOPMENT PARTNERS, LTD.
UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)
_______________________

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2008 Report on Form 10-K filed on March 20, 2009.

B. Supplemental Information

On March 20, 2009, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Principal Financial Officer, Universal City Development Partners, Ltd. (“UCDP”).

Thank you, and welcome to our fourth quarter earnings conference call. Let’s start with our attendance trends. For the quarter, our attendance was down 4% versus prior year. The continuing downturn in the United States economy adversely impacted comparisons with the prior year. On a full-year basis, our attendance was down only 2% to 2007. Our international market was up 7% for the quarter and 10% for the full-year period. Our domestic market was down 9% for the quarter and 7% for the full-year period.

During the fourth quarter, our total revenues decreased $6.1 million, or 3%, which was driven by the decrease in attendance and lower revenues from our travel company. Combined per capita spending on admission passes, food and beverage and merchandise products increased by 2%, which helped partially offset the attendance and travel company declines. During the fourth quarter, our total operating expenses decreased by $5.3 million driven primarily by volume-related savings in theme park cost of goods sold and our travel company. At the UCDP level, our fourth quarter operating income and net income decreased by less than $1 million and approximately $10 million, respectively. On a consolidated basis, our fourth quarter operating income decreased by less than $1 million, while we incurred a net loss that was $9 million off the results from the fourth quarter 2007. The quarter-to-date comparisons to prior year were adversely impacted by $5.2 million in expenses related to our interest rate swaps, which became ineffective during the fourth quarter of 2008.

On a full-year basis, total revenues decreased by $8.5 million, or 1%, primarily due to lower volume and decreases in our CityWalk, travel company and sponsorship revenue streams. Also, on a full-year basis, our total operating expenses increased $2 million, primarily due to increased costs relating to the new attractions, in addition to our investment in information technology initiatives. These items were partially offset by reductions in our marketing expenses. On a full-year basis, net income decreased $16 million at the UCDP level and $12 million on a consolidated basis. These comparisons to 2007 were adversely impacted by $5.2 million in expenses related to our interest rate swaps and a $2.8 million land sale gain recorded in 2007.

For 2008, UCDP produced $191 million in operating cash flow, which was unfavorable by $50 million compared to 2007. This unfavorability was due to $44 million in working capital changes and $16 million in lower net income. These items were offset by a $5.2 million non-cash charge in 2008 related to our interest rate swaps and a $2.8 million gain from the sale of land in 2007. Cash used in investing activities primarily consisted of $137 million in capital expenditures, versus $61 million in the prior year, as we continue construction of the Hollywood Rip Ride RockitSM coaster and the Harry Potter project, in addition to the Simpsons™ attraction which opened in the second quarter of 2008. A portion of our spend on capital projects was funded by contributions from our partners. For UCDP on a full-year basis, cash used in financing activities primarily related to distributions paid to Universal City Florida Holding Company I and II ("Holdings") of $118 million, and we incurred $4 million in payments related to our debt amendment. These outflows were offset partially by $29 million in partner contributions used to fund the expansion of our parks’ content. Holdings generated operating cash flow of $154 million, which is $191 million of operating cash shows generated at UCDP, less Holdings’ interest. Total partner distributions were $80 million, which included $12 million in tax distributions as required by our partnership agreement. Currently, we do not anticipate purchasing our debt securities on the open market.

At the end of the fourth quarter, we believe we were in compliance with all of our required financial ratios. We had $100 million in availability under our revolver. UCDP had cash of $87.8 million, with an incremental $10.6 million at Holdings, for a consolidated total of $98.4 million. We also had basket availability of $103 million for UCDP and $170 million for Holdings. We believe our capital expenditures for 2009 will be approximately $110 million. We continue to work on the initiatives discussed in our prior call. For example, we are making progress on our construction and are looking forward to the opening of the Wizarding World of Harry Potter™ themed area and the new coaster. The first quarter will have two less days in 2009 than prior year due to the way the calendar falls.  On a like-to-like basis, January and February are down mid-single digits due to the economic challenges. This trend will become more pronounced as the quarter progresses due to the shift of Easter into the second quarter.  However, we are proactively taking cost reductions to mitigate some of the financial impact. However, we are proactively taking cost reductions to mitigate some of the financial impact.

C.     Forward-Looking Information
Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; increasing commodity and fuel costs; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date:     March 20, 2009                                                       By:  /s/ Tracey L. Stockwell

Name:   Tracey L. Stockwell

Title:     Principal Financial Officer

UCDP FINANCE, INC.

Date:     March 20, 2009                                                       By:   /s/ Tracey L. Stockwell

Name:   Tracey L. Stockwell

Title:     Principal Financial Officer